Exhibit (a)(4)



                           INSTRUCTION TO REGISTERED HOLDER

                                    FROM OWNER OF

                            TUCSON ELECTRIC POWER COMPANY

                    WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                            TUCSON ELECTRIC POWER COMPANY


          To Registered Holder:

               The undersigned hereby acknowledges receipt of the Prospectus, dated August 18, 1998 (the "Prospectus"), of UniSource Energy Corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange any and all outstanding warrants to purchase shares of common stock of Tucson Electric Power Company (the "TEP Warrants") for Warrants expiring in 1999 to purchase common stock of the Company and Warrants expiring in 2000 to purchase common stock of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

               This will instruct you, the Registered Holder of TEP Warrants, as to the action to be taken by you relating to the Exchange Offer with respect to the TEP Warrants held by you for the account of the undersigned.

               The aggregate number of TEP Warrants held by you for the account of the undersigned is (fill in amount):

               _________________ TEP Warrants.

               With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

               [ ] To TENDER the following TEP Warrants, held by you for the account of the undersigned:

               _________________ TEP Warrants.

               [ ] NOT to TENDER any TEP Warrants held by you for the account of the undersigned.


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                                      SIGN HERE


          Name of beneficial owner(s):
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          Signature(s)
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          Name(s) (please print):
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          Address:
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          Telephone Number:
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          Taxpayer identification or Social Security Number:
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          Date:
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